Exhibit 10.1

Loan No. 00001544T01 - B AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE THIS AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE (this “Promissory Note”) to the Credit Agreement dated July 13 , 2020 (such agreement, as may be amended, h e re in a f t e r r e f er re d to a s t h e “ C r e d i t A g r e e m e n t ” ) , is e nt e re d i n t o a s of /C D/ _ 0 _ 6 _ / _ 2 _ 4 _ / 2 _ 0 _ 2 _ 5 b e t w e e n COBANK, ACB, a federally - chartered instrumentality of the United States (“Lender”) and U . S . PREMIUM BEEF, LLC, Kansas City, Missouri, a limited liability company (together with its permitted successors and assigns, the “Borrower”) . Capitalized terms not otherwise defined in this Promissory N ot e will have the meanings set forth in the Credit Agreement . RECITALS (A) This Promissory Note amends, restates, replaces and supe rse des, but does not c o nstitute payment of the indebtedness evidenced by, the promissory note set fo rth i n the Am ended an d Re stated Revolving Term Promissory Note (as amended) numbered 000 0 154 4 T 01 , dat ed as of July 13 , 2020 , between Lender and the Borrower . SECTION 1 . REVOLVING TERM C O MMITMEN T On the terms and conditions set forth in the Credit Agreement and this Promissory No te , Lender agrees t o ma ke loans to the Borrower during the period set forth below in an aggreg ate p rinc ip al amount not to exceed $ 1 , 000 , 000 . 00 at any one time outstanding (the “Commitme nt”) . Within the li mits of the Commitment, the Borrower may borrow, repay and re - borrow . SECTION 2 . PU RP O S E . The purpose of the Commitment is to provide working capital to the Borrower . SE C TI ON 3 . TERM . The term of the Commitment will be from the date hereof, up to and including June 30 , 203 0 , or such la ter date as Lender may, in its sole discretion, authorize in writing (the “Term Expiration Dat e”) . S ECTIO N 4 . LIMITS ON ADVANCES, AVAILABILITY, ETC . The loans will be made av ailabl e as provided in Article 2 of the Credit Agreement . SECTION 5 . INTEREST . The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s) : (A) Daily Simple SOFR . At a variable rate per annum equal at all times to 2 . 600% (the “Daily Simple SOFR Margin”) plus the higher of : (1) zero percent ( 0 . 00% ) ; and (2) Daily Simple SOFR (as defined below) . Borrowings may only be made on a day which is a Business Day (as defined below) and requests for borrowings must be received by 12 : 00 p . m . Denver, Colorado time on the date the borrowing is desired . Information about the then - current rate will be made available upon telephonic request . For purposes of this Promissory Note, Daily Simple SOFR shall be considered a variable rate option . For purposes hereof, (a) “Daily Simple SOFR” means SOFR (as defined below) for the day that is five U . S . Government Securities Business Days (as defined below) prior to (i) if such day is a U . S . Government 1

U . S . PREMIUM BEEF, LLC Kansas City, Missouri Promissory Note No . 00001544 T 01 - B Securities Business Day, such day or (ii) if such day is not a U . S . Government Securities Business Day, the U . S . Government Securities Business Day immediately preceding such day . Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower ; (b) “SOFR” means, for any U . S . Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such day published (at such time as Lender may determine in its sole discretion) by the SOFR Administrator on its website (or any successor source identified by the SOFR Administrator from time to time) on the immediately succeeding U . S . Government Securities Business Day ; (c) “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) ; (d) “U . S . Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday, or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departme n ts of its members be closed for the entire day for purposes of trading in United States government securiti es ; and (e) “Business Day” means a day on which Lender and the Federal Reserve Banks are open f or b usines s . Interest will be calculated on the actual number of days each loan is outstanding o n t he basis o f a year consisting of 360 days and will be payable monthly in arrears by the 20 th day of th e followi ng mo n th or o n such other day as Lender will require in a written notice to the Borrower (“ Int erest Pa y ment Date” ) . SECTION 6 . PROMISSORY NOTE . The Borrower p ro mis es to rep ay the unpaid principal balance of the loans on the Term Expiration Date, or on such later d at e as Le nder m ay, i n its sole discretion, authorize in writing . In addition to the above, the Borrower promise s t o pay interest on th e unpaid principal balance of the loans at the times and in accordance with the provisi o ns set forth herein . SECTION 7 . SECUR ITY . Th e Borr owe r’s obligations hereunder and, to the extent related hereto, under the Credit Agreem ent , will be s ecured as pr ovided in Section 2 . 3 of the Credit Agreement . SECTION 8 . FE ES . INT ENTIONALLY OMITTED . 2 SECTION 9 . (A) DIS C RET I ONARY INCREASE IN COMMITMENT. Reques t f or Increase. Provided that no Event of Default has occurred and is continuing, the Borrower may requ est by written notice to Lender an increase in the amount of the Commitment (the “Commitment Increase”) by an aggregate amount not exceeding $ 30 , 000 , 000 . 00 (the “Maximum A ggrega te Commitment Increase”) ; provided that each such requested increase will not be less than $ 5 , 000 , 0 00 . 00 . Each such notice will specify the requested effective date for the Commitment Increase, which will be not less than three Business Days after the date on which such notice is delivered to Lender . Any Commitment Increase will be in the sole discretion of Lender, will be subject to such commitment fee as Lender may determine, and in no event will the Commitment, after taking into account the Commitment Increase, exceed $ 31 , 000 , 000 . 00 . (B) Terms ; Fee . The conditions set forth in Section 3 . 2 of the Credit Agreement must be satisfied on the date of any request by the Borrower for a Commitment Increase and on the date such Commitment Increase becomes effective . In addition, the Commitment Increase will be evidenced by a promissory note in replacement hereof executed by the Borrower reflecting the Commitment as increased by the Commitment Increase . For the avoidance of doubt, in addition to any additional commitment fee as described in Section (A) above, any Commitment Increase will be subject to the same terms and conditions as the Commitment, including with respect to the Term Expiration Date and interest and fees thereon . The

Docusign Envelope ID: 861DE6A2-29D6-4469-A261-12A8385D47A1

THIS IS A COPY
This is a copy view of the Authoritative Copy held by the designated custodian

**U.S. PREMIUM BEEF, LLC**
Kansas City, Missouri
**Promissory Note No.** 00001544T01-B

Borrower will pay to Lender any commitment fee due to Lender on the date of the effectiveness of any Commitment Increase.

**SECTION 10. OVERADVANCES.** Lender shall not be obligated to make advances in excess of the Commitment ("Overadvances"), but may elect to do so in its sole discretion. Each such Overadvance shall be secured hereunder and under Section 2.3 of the Credit Agreement. If Lender approves an Overadvance, the Borrower shall reimburse Lender immediately and without notice or demand for (1) the full amount of each overadvance; (2) all overadvance fees and charges that Lender may impose from time to time; (3) interest on the amount of each overadvance at the rate that applies to the loan(s) for the day such overadvance was created and for each following day until it has been repaid, and (4) all losses Lender incurs in collecting the overadvance and any fees, charges, expenses or interest relating to it. In addition to all other rights and remedies available to Lender, Lender may (and the Borrower specifically gives Lender the authority to): (1) set off the unpaid balance of any overadvance against any debt or other amount that Lender owes to the Borrower; (2) liquidate any investments or other assets in any account the Borrower maintains with Lender or in connection with the loan(s); and (3) enforce its interests in any available collateral it holds to secure the Borrower's obligations hereunder and under the Credit Agreement. If Lender elects to make an advance in excess of the Commitment, doing so does not obligate Lender to make or permit future Overadvances under the Commitment.

**SECTION 11. BENCHMARK AND TENOR REPLACEMENT AND MODIFICATION.** Notwithstanding anything to the contrary in this Promissory Note or in any other Loan Document,

(A) if at any time Lender determines that (1) any interest rate offered hereunder (each such interest rate, a "Benchmark") or any tenor of such Benchmark has been, or is likely to be, discontinued; (2) any Benchmark or any tenor of any Benchmark is not or is likely to not be representative of the underlying market and economic reality that such Benchmark or tenor is intended to measure; or (3) any Benchmark or any tenor of any Benchmark does not, or is likely not to, adequately and fairly reflect the cost to Lender of making or maintaining loans hereunder, or (4) any Benchmark or any tenor of any Benchmark is, or is likely to be, unlawful, Lender may amend this Promissory Note and any other Loan Document to replace such Benchmark or tenor with a Benchmark Replacement or to remove such tenor. The selection of a Benchmark Replacement by Lender may be for one, some or all tenors of the then-current Benchmark. "Benchmark Replacement" means, for any Benchmark or tenor, a replacement benchmark rate, which may include a spread adjustment, that has been selected by Lender in its sole discretion, giving due consideration to (a) any recommendation by a relevant governmental body of a replacement benchmark rate, the mechanism for determining such a rate or a spread adjustment, or (b) any evolving or then-prevailing market convention for determining a benchmark rate or a spread adjustment. Lender may effect such amendments to this Promissory Note and the other Loan Documents as Lender in its sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate, which amendments will become effective without any further action or consent of any other party to this Promissory Note or any other Loan Document; provided that Lender shall give the Borrower notice of any such amendment. In no event shall any Benchmark Replacement be less than zero percent (0.00%).

(B) if at any time Lender determines in its discretion that any Benchmark or any tenor of any Benchmark is unavailable for any reason on a temporary basis, Lender may (i) calculate such Benchmark or tenor using such previous or historical publications of such Benchmark or tenor as Lender determines in its discretion to be appropriate, (ii) suspend the availability of such tenor or (iii) select and apply a Benchmark Replacement during such period.

COPY VIEW

3

U.S. PREMIUM BEEF, LLC Kansas City, Missouri Promissory Note No. 00001544T01 - B (C) Lender will have the right to make from time to time any technical, administrative or operational changes that Lender decides in its discretion may be appropriate to permit or enhance the efficient administration of any Benchmark or any tenor of any Benchmark or the adoption, implementation or administration of any Benchmark Replacement or any tenor of any Benchmark Replacement . Any amendments implementing such changes will become effective without any further action or consent of any other party to this Promissory Note or any other Loan Document ; provided that Lender shall give the Borrower notice of any such amendment . SIGNATURE PAGE FOLLOWS 4

U.S. PREMIUM BEEF, LLC Kansas City, Missouri Promissory Note No. 00001544T01 - B SIGNATURE PAGE TO PROMISSORY NOTE IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s). U.S. PREMIUM BEEF, LLC B y: / S 1/ Na m e : Title: / T1/ Chief Executive Officer /BN1/ Stanley D. Linville 5

U.S. PREMIUM BEEF, LLC Kansas City, Missouri Promissory Note No. 00001544T01 - B SIGNATURE PAGE TO PROMISSORY NOTE IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s). COBANK, ACB B y: / A C S 1/ Na m e : / A C S N/ Title: Assistant Corporate Secretary Patricia Machado 6